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                                                                    Exhibit 10.1

                                    L E A S E

         THIS LEASE made and entered into this 26th day of January, 2001, by and between BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation (the "Landlord"), and AYRSHIRE ELECTRONICS LLC, a Kentucky limited liability company (the "Tenant").

                              W I T N E S S E T H :

1. GRANT AND TERM

         1.1 GRANT. In consideration of the rents to be paid by Tenant, and of the covenants, terms and conditions to be kept and performed as herein provided, Landlord does hereby lease unto Tenant and Tenant does hereby accept a lease on the premises described in Exhibit A attached hereto and made a part hereof, including the land and all buildings, structures and improvements located thereon (the "Leased Premises"). The Leased Premises shall include all the rights, privileges, easements, appurtenances and improvements thereunto belonging, but shall be subject to easements, reservations, limitations and restrictions of record.

         1.2 TERM. The original term of this Lease shall commence on January 26, 2001 (the "commencement date") and shall end on January 31, 2003 (the "termination date"), unless sooner terminated as herein provided.

         1.3 RENEWAL PRIVILEGE. Provided Tenant is not then in default of any of the terms and conditions of this Lease, Tenant shall have the right to extend the term of this Lease for one (1) renewal term of three (3) years, and a second renewal term of five (5) years, to commence on the day following the termination date provided in Section 1.2 hereof, or the prior renewal term, as the case may be, upon the same terms and conditions as herein contained, except for the rent, provided Tenant gives Landlord written notice of its election to exercise this option at least six (6) months prior to the expiration of the term provided in
Section 1.2, or the prior renewal term, as the case may be.

         1.4 EARLY TERMINATION PRIVILEGE. During the first and second renewal term Tenant may terminate this Lease effective the last day of any calendar month upon written notice given to Landlord not less than six months prior to the termination date specified in such notice.

2. RENT

         2.1 BASE RENT. Tenant shall pay to Landlord as and for the annual base rent ("Base Rent") for the Leased Premises the sum of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) per year, payable in monthly installments of Twenty Thousand Eight Hundred Thirty-Three and no/100 Dollars ($20,833.33) due in advance on the first business day of each calendar month during the term of this Lease. A late charge of five percent (5%) of the monthly



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installment will be due if any monthly installment is not paid on or before the
15th day of the month when due.

         2.2 During the first renewal term, Tenant shall pay to Landlord as and for the Base Rent for the Leased Premises the sum of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) per year, payable in monthly installments of Twenty Thousand Eight Hundred Thirty-Three and no/100 Dollars ($20,833.33) due in advance on the first business day of each calendar month during the term of this Lease. A late charge of five percent (5%) of the monthly installment will be due if any monthly installment is not paid on or before the 15th day of the month when due.

         2.3 During the second renewal term, Tenant shall pay to Landlord as and for Base Rent for the Leased Premises the sum of Three Hundred Thousand and no/100 Dollars ($300,000.00) per year, payable in monthly installments of Twenty-Five Thousand and no/100 Dollars ($25,000.00) due in advance on the first business day of each calendar month during the term of this Lease. A late charge of five percent (5%) of the monthly installment will be due if any monthly installment is not paid on or before the 15th day of the month when due.

         2.4 ADDITIONAL RENT. In addition to paying Base Rent, Tenant shall also pay as additional rent ("Additional Rent") all utilities, real property taxes, insurance premiums, cost of repairs and maintenance, and other sums as provided in this Lease.

         2.5 PAYMENT OF RENT. Base Rent, Additional Rent and all other charges due from Tenant to Landlord hereunder (collectively "Rent") shall be paid without offset or deduction of any kind, to or upon the order of Landlord at the address shown in Section 22.5. Landlord may change the address by notice to Tenant of such change. Concurrently with the execution of this Lease, Tenant shall pay the Base Rent for the first calendar month of the term hereof.

         2.6 NET LEASE PROVISIONS. This Lease shall be deemed and construed to be a "net, net, net lease", and Tenant shall pay, except as herein otherwise expressly provided, all Base Rent, all Additional Rent, and all payments hereunder to be made by the Tenant free from any expense, offset, or deduction of any kind.

3. USE

         3.1 PURPOSE. Tenant shall use the Leased Premises for operation of a manufacturing and warehousing facility for the manufacture and warehousing of printed circuit boards and related products, and for no other purpose.

         3.2 PROHIBITED USES. Tenant shall not use or permit the Leased Premises to be used in any manner that would violate any certificate of occupancy affecting the Leased Premises, cause injury to the improvements, cause the value or usefulness of the Leased Premises or any part thereof to diminish, constitute a public or private nuisance or waste, or render the insurance on the Leased Premises void, invalid, create any defense to payment thereunder or cause an increase

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in the premium therefor. Tenant shall not use or occupy the Leased Premises contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto.

4. UTILITIES

         4.1 UTILITIES.

         (1) Tenant shall purchase electric service, heating fuel, gas, water, sewer, telephone and other utility services directly from the utility or municipality providing such service, and shall pay for such services when such payments are due.

         (2) Tenant agrees that Landlord or Landlord's agents and representatives shall not be liable in damages for failure of the utility or municipality providing such service to furnish, or for a delay in furnishing, any service or utility.

         (3) Tenant agrees that Landlord is not required to furnish utility service to the Tenant.

5. REAL PROPERTY TAXES

         5.1 PAYMENT BY TENANT. Landlord represents and warrants to Tenant that Landlord has delivered to Tenant a copy of the most recent tax bill for the Leased Premises and has notified Tenant of all special assessments affecting the Leased Premises of which Landlord is aware. Tenant shall pay, as Additional Rent due hereunder, all real property taxes applicable to the Leased Premises during the term of this Lease. All such payments shall be made at least ten days prior to the delinquency date of such payment. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. If any such taxes paid by Tenant shall cover any period of time prior to or after the expiration of the term hereof, Tenant's share of such taxes shall be prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord shall reimburse Tenant to the extent required. Upon termination of this Lease, Tenant shall pay to Landlord the Tenant's share of such taxes that are not yet due and payable, prorated to the termination of this Lease. This Section 5.1 shall survive the termination of this Lease.

         5.2 REAL PROPERTY TAX. As used herein, the term "real property tax" shall mean all taxes and special assessments of every kind and nature assessed by any governmental authority on the Leased Premises or any part thereof, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Leased Premises, subject to the following:

         (1) The amount of special taxes or special assessments to be included shall be limited to the amount of the installment plus any interest payable thereon of such special tax or special assessment required to be paid during the year in respect of which real property taxes are being determined; and



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         (2) There shall be excluded from real property taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the term of this Lease the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Leased Premises, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term real property taxes.

         (3) Tenant shall not permit any lien or judgment for real property tax to be enforced against the Leased Premises. Tenant agrees to indemnity and hold landlord harmless from the payment of real property tax and any loss, cost, expense (including reasonable attorneys' fees) or liability incurred by Landlord as a result of Tenant's failure to pay real property tax on the Leased Premises or any portion thereof.

6. ALTERATIONS TO LEASED PREMISES

         6.1 LEASED PREMISES TAKEN "AS IS". Tenant agrees that it has made its own personal inspection of the Leased Premises and the buildings, structures and improvements thereon, agrees to take the Leased Premises in its present condition, and is entering into this Lease based on its own findings and not on any representation of Landlord or its agents or employees.

         6.2 CONSENT TO ALTERATION. Tenant shall not without Landlord's prior written consent, which consent shall not be unreasonably withheld, make or allow any structural or non-structural construction, alterations, additions, improvements, or utility installation (all of which are hereinafter referred to in this Lease as "alterations"), in, on or about the Leased Premises. As used in this Lease the term "utility installation" shall mean bus ducting, power panels, wiring, flourescent fixtures, space heaters, conduits, air conditioning equipment and plumbing. Should Tenant make any alterations without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same.

         6.3 WORKING DRAWINGS AND PERMIT. Any alterations in or about the Leased Premises that Tenant wishes to make shall be presented to Landlord in written form, with proposed detailed working drawings and specifications along with the name of the proposed contractor to be used by Tenant. After giving its consent, no modification shall be made in the working drawings or specifications without Landlord's consent to such modification. If Landlord shall give its consent to the alterations, the consent shall be deemed conditioned upon Tenant acquiring a permit to do the alterations from appropriate governmental agencies, the furnishing of a copy thereto to Landlord prior to the commencement of the work, the compliance by Tenant



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with all conditions of said permit in a prompt and expeditious manner and completion of the alterations in accordance with the working drawings and specifications as approved by Landlord and all applicable laws. The contractor for such alterations shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld.

         6.4 PAYMENT OF CLAIMS FOR LABOR. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Leased Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Leased Premises or any interest therein. Tenant shall give Landlord not less than ten days' notice prior to the commencement of any work in the Leased Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Leased Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole cost and expense, defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Leased Premises, upon the condition that if Landlord shall require, Tenant shall furnish a surety bond satisfactory to Landlord in an amount equal to one and a half times such contested lien, claim or demand indemnifying Landlord against liability for the same and holding the Leased Premises free from the effect of such lien or claim.

7. REPAIRS AND MAINTENANCE

         7.1 LANDLORD'S RESPONSIBILITY. Landlord shall be responsible to make or cause to be made, at its sole cost and expense, all repairs, maintenance and replacements to the exterior of the Leased Premises and any structural components thereof, including, without limiting the generality of the foregoing, the maintenance, repair and replacement of all load-bearing walls, foundation and supports of the Leased Premises and all repairs to the roofing and downspouts.

         7.2 TENANT'S RESPONSIBILITY. Except for repairs that are the responsibility of Landlord under Section 7.1 or casualty damage under Section 13, Tenant shall be responsible to make or cause to be made, at its sole cost and expense, all repairs, maintenance and replacements to the Leased Premises, of any kind or nature whatsoever, including without limiting the generality of the foregoing, the maintenance, repair and replacement of all floors, floor coverings, interior including the replacement of broken glass therein; and all mechanical, heating, electrical, lighting, plumbing, sewer and air conditioning systems servicing the Leased Premises, including the replacement of mechanical and working parts, bulbs, tubes, wiring, piping, conduits and fixtures incidental to such maintenance, repair or replacement. Tenant shall keep and maintain the interior of the Leased Premises in good and sanitary order, condition and repair. Tenant shall maintain and keep free of litter and debris the lawns, shrubbery, sidewalks, parking areas and grounds on the Leased Premises, including ice and snow removal, and shall provide for its own janitorial and waste collection service.

8. REMOVAL OF ALTERATIONS AND FIXTURES

         8.1 LANDLORD'S PROPERTY. All alterations and fixtures, whether temporary or permanent, fixed or movable, placed on or made to the Leased Premises by either Landlord or



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Tenant, excluding furniture, personal property, machinery, equipment, inventory and trade fixtures, shall at once become the sole property of Landlord, and shall not be injured or removed by Tenant except as provided in this Section, nor shall Tenant claim at any time compensation therefore, and upon termination of this Lease such alterations and fixtures shall be surrendered to Landlord. All furniture, personal property, machinery, equipment, inventory, trade fixtures, whether or not deemed to be a real estate fixture, or other movable property not attached to the Leased Premises and installed by Tenant shall be removed by Tenant prior to the termination of this Lease, and all damage to the Leased Premises caused by the installation or removal of such items shall be repaired at Tenant's expense.

9. LANDLORD'S RIGHT OF ENTRY

         9.1 RIGHT TO INSPECT. Landlord shall have the right, without charge or diminution of rent, to enter the Leased Premises at all reasonable times, upon reasonable notice and in a reasonable manner (except for in the event of an emergency, in which case no notice shall be required) for the purpose of examining the Leased Premises.

10. SIGNS

         10.1 EXTERIOR SIGNS. Tenant shall have the right to install and operate, at its own expense, exterior signs in accordance with local codes. Landlord must consent to the location and design of the sign, which consent shall not be unreasonably withheld, or delayed, except that no sign may be placed on the roof of the Leased Premises. Tenant, at its expense, shall remove any such signs prior to the termination of this Lease, and restore the sign's location to a condition at least equal to its condition at the time of the installation of such sign.

11. ASSIGNMENT AND SUBLETTING

         11.1 TRANSFER OF LEASEHOLD INTEREST. (a) The term "Transfer" as used in this Section 11.1 shall include, but not be limited to, any assignment, subletting, or entry into any license or concession agreement, mortgage, pledge or hypothecation of this Lease as well as any transfer of this Lease from Tenant by merger, consolidation, liquidation, assignment for benefit of creditors or otherwise by operation of law. The term "Controlled Corporation" as used in this
Section 11.1 shall mean a corporation or limited liability company wholly owned by Tenant or a corporation or limited liability company in which Tenant owns a majority of the voting stock or membership interests therein.

         (b) Tenant shall not Transfer this Lease or the Tenant's interest in this Lease or the Leased Premises or any part thereof without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. The Landlord, upon receipt of a written request from Tenant for consent to an assignment or other Transfer of this Lease, will inform Tenant within thirty (30) days after the date said request has been received as to whether said request is being approved or rejected; and if rejected, Landlord shall specify the reasons why the proposed assignee or transferee is unacceptable. With each such request to



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Landlord, Tenant shall submit to Landlord basic data about the business and operations of the proposed assignee or transferee, a current financial statement of the proposed assignee or transferee, and the terms of the transaction as they pertain to this Lease between Tenant and the proposed assignee or transferee, and further, Tenant shall promptly supply such additional information about the proposed assignee or transferee and the transaction as Landlord may reasonably request. Landlord agrees to give its consent to a Transfer of this Lease to a Controlled Corporation.

         (c) If Tenant or any of Tenant's shareholders shall Transfer, assign or hypothecate any stock or interest in Tenant, or in a Controlled Corporation as defined in Subsection (a) to which this Lease has been assigned, so as to result in a change in the control thereof by the person, persons or entities owning a majority interest therein as of the date of this Lease, without the prior consent of Landlord in each instance (which consent shall not be unreasonably withheld or delayed), then in such event Landlord may terminate this Lease upon one hundred eighty (180) days' written notice to Tenant. This Subsection (c) shall have no application to Tenant if Tenant's outstanding voting stock is publicly traded. "Publicly Traded" means registered on a national securities exchange or registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, or otherwise traded on a recognized public market.

         (d) If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen days prior to the effective date of the assignment. Any such assignment shall not release Tenant from its obligations hereunder, and Tenant shall remain primarily liable for payment of Rent and performance of all its obligations hereunder. If Tenant shall sublease the Leased Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to the Landlord, at Landlord's option and written request, if this Lease is terminated before the expiration of the sublease.

         (e) In the event of the sale or other Transfer of Landlord's entire right, title and interest in the Leased Premises, Landlord may Transfer and assign to such purchaser or transferee all amounts of prepaid Rent which may be held by Landlord pursuant to this Lease. Landlord thereupon and without further act by either party hereto shall be released from all liability and obligations derived from this Lease and arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale or Transfer. Tenant shall have no right to terminate this Lease, nor to abate Rent, nor to deduct from, nor setoff or counterclaim against Rent, because of any sale or Transfer by Landlord or its successors or assigns.

         (f) Tenant hereby agrees that any sale or other transfer not in compliance with this Section 11.1 shall be null and void and shall constitute a material breach of this Lease.

      11.2 SUBORDINATION.



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                  (a) Upon written request by Landlord, Tenant agrees to
subordinate its rights under this Lease to the lien of all mortgages (regardless of whether such mortgages now exist or may hereafter be created), and to any and all advances to be made thereunder and all modifications, consolidations, renewals, replacements and extensions thereof provided the mortgagee(s) shall agree to recognize the Lease of Tenant (if Tenant is not then in default hereunder) in the event of foreclosure under any such mortgage. Tenant also agrees that any mortgagee may elect to have this Lease prior to any lien of its mortgage and in the event of such election and upon notification by such mortgagee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage, whether this Lease is dated prior to or subsequent to the date of said mortgage.

                  (b) Tenant shall, in the event of the sale or transfer of Landlord's interest in the Premises, or in the event of any proceedings brought for the foreclosure of any mortgage covering the Premises, attorn and by the execution of this Lease does so attorn to and recognize such purchaser or assignee or mortgagee as Landlord under this Lease.

                  (c) Tenant agrees that, upon the request of Landlord or any such assignee or mortgagee, Tenant shall execute and deliver whatever instruments may be required to carry out the intent of this Section 11.2 and Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact in its name, place and stead so to do in the event Tenant fails to comply with this Sub-section (c) within the ten (10) days after demand therefor in writing.

         11.3 PROTECTION OF MORTGAGEE. Notwithstanding anything to the contrary set forth in this Lease or the mortgage encumbering the fee simple interest of Landlord in the Leased Premises (the "Mortgage"), Landlord and Tenant agree that General Electric Capital Corporation together with its successors and assigns, ("Mortgagee") shall not be liable for, or bound by, any of the following matters:

                  (a) CLAIMS AGAINST LANDLORD. Any offset right that Tenant may have against Landlord relating to any event or occurrence before the date Mortgagee acquired title to the Leased Premises, including any claim for damages of any kind whatsoever as the result of any breach by Landlord that occurred before such date;

                  (b) PREPAYMENTS. Any payment of more than one month's Rent to Landlord other than, and only to the extent that, this Lease expressly required such a prepayment.

                  (c) PAYMENT; SECURITY DEPOSIT. Any obligation (i) to pay Tenant any sum(s) that Landlord owed to or on behalf of Tenant, or (ii) with respect to any security deposited with Landlord, unless such security was actually delivered to Mortgagee;

                  (d) MATERIAL MODIFICATION OR AMENDMENT. Any material modification or amendment of this Lease made without Mortgagee's prior written consent;



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                  (e) SURRENDER, ETC. Any consensual or negotiated surrender, cancellation, or termination of this Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of this Lease; or

                  (f) IMPROVEMENT WORK. Any obligation to make, pay for, or reimburse Tenant for, any alterations, demolition, or other improvements made or work performed at the Leased Premises prior to the date Mortgagee acquired title to the Leased Premises.

         11.4 EXCULPATION OF MORTGAGEE. Notwithstanding anything to the contrary set forth in the Lease, Landlord and Tenant agree that Mortgagee shall have no obligation or liability hereunder or under the Lease beyond Mortgagee's then interest, if any, in the Leased Premises, and Tenant shall look exclusively to such interest of Mortgagee, if any, in the Leased Premises for the payment and discharge of any obligations imposed upon Mortgagee hereunder or under the Lease and Mortgagee is hereby expressly released and relieved of any other liability hereunder and under the Lease. If Tenant obtains any judgment against Mortgagee with respect to the Lease or the relationship between Mortgagee and Tenant, then Tenant shall look solely to the interest of Mortgagee, if any, in the Leased Premises to collect such judgment and Tenant shall not collect or attempt to collect any such judgment out of any other assets of Mortgagee.


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         11.5 Tenant, from and after the date hereof, shall send a copy of any notice or statement under this Lease to Mortgagee at the same time such notice or statement is sent to the Landlord under this Lease. Notices to Mortgagee shall be sent to:

                  General Electric Capital Corporation
                  800 Connecticut Avenue, Two North
                  Norwalk, Connecticut 06854
                  Attention:  Baldwin Piano Account Manager
                  Telecopier: (203) 852-3630
                  Telephone: (203) 852-3616

                  with copies to:

                  O'Melveny & Myers LLP
                  153 East 53rd Street
                  New York, New York  10022
                  Attention:  Peter V. Pantaleo
                  Telecopier: (212) 326-2061
                  Telehpone: (212) 326-2000

                  AND

                  General Electric Capital Corporation
                  201 High Ridge Road
                  Stamford, Connecticut  06927-5100
                  Attention:  Corporate Counsel-Commercial Finance
                  Telecopier: (203) 316-7889
                  Telephone: (203) 316-7552

or to such other address (or facsimile number) as may be substituted by notice to Tenant.

         11.6 Notwithstanding anything to the contrary set forth in the Lease, before exercising any termination or offset right, Tenant shall provide Mortgagee with notice of breach or default by Landlord, and thereafter, a reasonable opportunity to cure such breach or default not to exceed 30 days. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord.

         11.7 Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to Mortgagee as security under the Mortgage. In the event that Landlord notifies Tenant of a default under the Mortgage and demands that Tenant pay to Mortgagee Rent and all other sums due under the Lease, Tenant agrees that it will, and Landlord hereby authorizes and directs Tenant to honor such demand and pay Rent and all other sums due under this Lease directly to Mortgagee.



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         11.8 Landlord and Tenant agree that Mortgagee is a third party beneficiary of this Lease. No modification, amendment, waiver or release of any provision of this Section 11 shall be valid or binding, for any purpose whatsoever, unless in writing and duly executed by Mortgagee.

         11.9 Landlord shall deliver to Tenant a nondisturbance agreement reasonably satisfactory to Tenant from Mortgagee . Landlord shall use reasonable efforts to deliver the nondisturbance agreement prior to the Commencement Date.

12. EMINENT DOMAIN

         12.1 TOTAL OR PARTIAL TAKING. If the whole or a Material Position (as defined below) of the Leased Premises or if any means of access to the Leased Premises is taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof by a public body vested with the power of eminent domain, is to be taken, then Tenant, by written notice delivered to Landlord on or before the date of surrendering possession to the public authority, may terminate this Lease effective as of such surrender of possession. As used herein, a Material Position shall mean a portion of the Leased Premises, the taking of which would materially adversely affect the suitability of the Leased Premises for the operation of Tenant's business. If Tenant does not terminate this Lease as provided herein, this Lease shall remain in effect as to the remainder of the Leased Premises not taken by such public authority, and Landlord at its own cost and expense, shall make all repairs and alterations to the Leased Premises required by such taking.

         12.2 AWARD. Landlord and Tenant may each appear in condemnation proceedings or action, but Landlord shall be entitled to receive the entire award or payment. Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to every such award or payment. Tenant shall not receive any portion of the award of damages granted for any total or partial taking but instead such award shall be paid in full to Landlord, except that Tenant shall be entitled to the moving expense award, if any.

13. FIRE OR OTHER CASUALTY

         13.1 TOTAL DESTRUCTION. If the Leased Premises is totally destroyed by fire or other casualty, whether of accidental or negligent origin, or so much thereof that Landlord shall desire to raze the Leased Premises, or if the Leased Premises is destroyed or damaged by fire or other casualty, whether of accidental or negligent origin, so that it could not be repaired or reconstructed with reasonable diligence being exercised and within ninety days after the date of such fire or other casualty, then in those events Landlord or Tenant shall have the option either (i) to terminate this Lease, as of the date of such fire or other casualty, by written notice to the other party given within thirty days after such fire or other casualty, or (ii) continue under this Lease, in which latter event Tenant shall immediately reconstruct and repair the Leased Premises.


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         13.2 PARTIAL DESTRUCTION. If the Leased Premises is damaged or partially destroyed by fire or other casualty, whether of accidental or negligent origin, such that it could be reconstructed or repaired in the exercise of reasonable diligence within ninety days after the date of said fire or other casualty, then Tenant shall immediately reconstruct and repair the Leased Premises.

         13.3 INSURANCE PROCEEDS. Insurance proceeds paid pursuant to Tenant's fire and extended coverage insurance policies as a result of destruction or damage to the Leased Premises shall be paid to Landlord, and Landlord shall hold and disburse the same for reconstruction or repairs in accordance with the terms of this Article 13. Any such drawings, work plans and specifications for such reconstruction repairs along with the identity of the proposed contractor shall be subject to Landlord's prior written approval (which shall not be unreasonably withheld or delayed). If the cost to reconstruct or repair the Leased Premises to a condition equal to or better than the condition prior to such fire or other casualty is greater than the insurance proceeds received by Landlord, then Tenant shall pay any and all additional amounts necessary to complete the reconstruction or repairs unless Tenant has elected to terminate this Lease pursuant to Section 13.1. If Landlord or Tenant terminates the Lease as provided in this Section 13, then Landlord shall be entitled to retain all insurance proceeds paid, or to be paid, pursuant to Tenant's fire and extended coverage insurance policies.

14. RISK OF LOSS AND PROPERTY INSURANCE

         14.1 LEASED PREMISES. Tenant shall bear all risk of loss or damage to the Leased Premises, and any buildings, structures, improvements, alterations or fixtures located thereon, that is caused by fire or other casualty, or by any other cause whatsoever, whether of accidental or negligent origin.

         14.2 TENANT'S PROPERTY INSURANCE. In order to properly insure against the risks described in Section 14.1 during the term of this Lease, Tenant, at its sole cost and expense, as Additional Rent hereunder, and for the benefit of Landlord, shall carry fire and extended coverage insurance covering the Leased Premises against loss or damage by fire or other casualty or by other risks now or hereafter embraced by the uniform standard extended coverage endorsement in use for similar structures (including vandalism and malicious mischief) in amounts equal to the full replacement cost of the Leased Premises, less any applicable deductible amount, which policy shall contain the "Full Replacement Cost" endorsement, a "Debris Removal" endorsement, and a "Demolition Cost" endorsement. All such policies will name Landlord and Mortgagee as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Landlord and Mortgagee, and shall provide for thirty
(30) days written notice to Landlord before such policy is altered or cancelled. On the date hereof and on each anniversary date hereof, the Tenant shall provide Landlord with a Certificate of Insurance memorializing Tenant's compliance with the insurance requirements of this Lease.

         14.3 TENANT'S PROPERTY.

                  (1) All alterations or fixtures installed on the Leased Premises by Tenant and all trade fixtures, inventory or other personal property belonging to Tenant or to Tenant's agents, servants, employees, licensees, invitees or guests that shall be located in or about the Leased Premises shall be there at the sole risk of Tenant or such other person and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof. Landlord shall have no duty or obligation to provide security protection for the Leased Premises.

                  (2) Except for the gross negligence or intentional misconduct of Landlord, its agents, servants, employees or representatives, neither Landlord nor its agents, servants, employees or representatives shall be liable for any injury or damage to the person of Tenant, Tenant's agents, servants, employees, licensees, invitees or guests, or for any loss or damage to any property of any of them, or for loss of or interruption to Tenant's business, whether caused by theft or from any other cause of any kind or nature whatsoever, including but not limited to injury, loss or damage caused in whole or in part by the Leased Premises becoming out of repair, by water, snow, frost, ice, steam, excessive heat or cold, sewage, gas odors, noise, bursting or seepage, or by fire or other casualty of any origin, and Tenant hereby waives all claims it may have against Landlord therefor. Neither Landlord nor its agents, servants, employees or representatives shall be liable for any injury, loss or damage to person or property caused by other persons in the Leased Premises, or caused by operations in the construction of any private, public or quasi-public work.

         14.4 TENANT'S PROPERTY INSURANCE. It shall be the sole obligation of Tenant to insure, to the extent desired by Tenant and at Tenant's sole cost and expense, any and all alterations or fixtures installed on the Leased Premises by Tenant, or any of Tenant's trade fixtures, inventory or other personal property of any nature whatsoever.

         14.5 INSURANCE MATTERS.

         (a) In addition to the insurance requirements elsewhere in this Lease (including specifically Section 15.2) Tenant at its sole cost and expense shall provide and keep in force at all times for the benefit of Landlord with respect to the Leased Premises (with such deductibles as may be satisfactory to Landlord, from time to time, in its reasonable discretion), (i) insurance against loss of or damage to the Leased Premises by fire and other hazards covered by so-called "extended coverage" insurance, with a replacement cost endorsement, and such other casualties and hazards as Landlord shall reasonably require from time to time; (ii) earthquake insurance (if obtainable at commercially reasonable rates); (iii) business interruption insurance; (iv) boiler and machinery insurance, (v) during the course of any construction or repair of the Leased Premises, workers' compensation insurance for all employees involved in such construction or repair, and builder's risk completed value insurance against "all risks of physical loss," covering the total value of work performed and equipment, supplies and materials furnished, and containing the "permission to occupy upon completion of work or occupancy" endorsement; and
(vi) such other insurance on the Leased Premises (including, without limitation, increases in amounts and modifications of forms of insurance existing on the date hereof), as Landlord may reasonably require from time to time and that is typical for similar buildings in the geographic area. The policies of insurance required by this paragraph shall be in companies, forms and amounts, and for such periods, as Landlord shall require from time to time, and shall insure the respective interests of Tenant and Landlord. The insurance proceeds from all such policies of insurance shall be payable to Landlord pursuant to a noncontributing endorsement satisfactory in form and substance to Landlord. Certificates of the original policies and renewals thereof covering the risks provided by this Lease to be insured against, bearing satisfactory evidence of payment of all premiums thereon, shall be delivered to and held by Landlord on demand. Without limiting the generality of the foregoing, Tenant shall deliver to Landlord all insurance policies and certificates that are requested by Landlord. At least thirty (30) days prior to the expiration of each policy required to be provided by Tenant, Tenant shall deliver certificates of renewal policies to Landlord with appropriate evidence of payment of premiums therefor. All insurance policies required by this Lease shall (1) include effective waivers by the insurer of all rights of subrogation against any named insured and any other loss payee; and (2) provide that any losses shall be payable to Landlord notwithstanding:

                  (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured or other loss payee,

                  (ii) the occupation or use of the Leased Premises for purposes more hazardous than permitted by the terms thereof,

                  (iii) any foreclosure or other action or proceeding taken by Landlord or Mortgagee, or

                  (iv) any change in title to or ownership of the Leased
Premises;

         (3) provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Landlord and Mortgagee of written notice thereof; and (4) be satisfactory in all other respects to Landlord and Mortgagee. Tenant shall not permit any activity to occur or condition to exist on or with respect to the Leased Premises that would wholly or partially invalidate any of the insurance thereon. Tenant shall give prompt written notice to Landlord of any damage to, destruction of or other loss in respect of the Leased Premises, irrespective of whether any such damage, destruction or loss gives rise to an insurance claim. Tenant shall not carry additional insurance in respect of the Leased Premises unless such insurance is endorsed in favor of Landlord and Mortgagee as loss payee.

     14.6 MUTUAL WAIVER OF SUBROGATION. Landlord and Tenant, up to the monetary limits of their respective insurance policies, each waive any and all rights that either party may have against the other, and release each other from all liability or responsibility to the other or to anyone claiming through or under Premises, any alterations or fixtures, or any trade fixtures, inventory or other personal property of any kind or nature whatsoever, which loss or damage is caused by or results from a risk insured against under any insurance policy, in force at the time, carried by the party suffering the loss or damage, notwithstanding that such loss or damage was caused by the fault or negligence of such other party, its agents, servants, employees, representatives, contractors, licensees, invitees, or guests. Both Landlord and Tenant shall obtain a waiver of subrogation from their respective insurance company. Any increased premium cost incurred by Landlord or Tenant by reason of such waiver shall be paid by the party incurring such increased premium. However, if either party is unable to obtain a waiver of subrogation from its insurer, then this Section 14.5 shall be void.

15. LIABILITY AND PUBLIC LIABILITY INSURANCE

     15.1 TENANT'S INDEMNITY.

         (1) Tenant hereby agrees to indemnify, protect, save and hold harmless Landlord, its agents, servants, employees and representatives from and against any and all liabilities, obligations, claims, damages, penalties, loss, cost and expense (including reasonable attorneys' fees) imposed upon, incurred by or asserted against Landlord arising out of or connected with (i) the use, alteration or occupancy of the Leased Premises by Tenant or by its agents, servants, employees, representatives, contractors, licensees, invitees, or guests, which use or occupancy results in any injury, sickness or death whatsoever to any person or loss or damage to property; or (ii) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, or
(iii) any act, omissions or negligence of Tenant or any Tenant Related Party (as hereafter defined), etc. In the event that any such claim is alleged against Landlord, its successors or assigns, by anyone arising out of the use or occupancy of the Leased Premises by Tenant or by its agents, servants, employees, representatives, contractors, licensees, invitees or guests, it is expressly understood and agreed that Tenant shall take over the defense of each and every claim promptly and pay all attorneys' fees, verdicts, judgments, settlement payments and all other costs and expenses whatsoever incurred in connection with the defense of all such claims, without exception, it being expressly understood that Tenant shall be and remain fully responsible for all such claims and will hold the aforementioned indemnitees completely harmless from and against any cost or expense whatsoever in connection therewith. Tenant's defense of such claim, action or proceeding shall be by counsel reasonably satisfactory to Landlord.

         (2) If Landlord, without fault on its part, should be made a party to any litigation instituted by or against Tenant or by or against any person holding by or through or under Tenant or using the Leased Premises by license of Tenant, or for the foreclosure of any lien of any kind, or otherwise arising out of or resulting from any act or transaction or omission of Tenant, or of any such person, Tenant shall immediately pay, or shall immediately reimburse to Landlord if Landlord has paid, the amount of any judgment rendered against Landlord or the Leased Premises or any part thereof, and all costs and expenses, including reasonable attorneys' fees, paid or incurred by Landlord in or in connection with such litigation.

     15.2 TENANT'S PUBLIC LIABILITY INSURANCE. During the term of this Lease, and any extension thereof, Tenant shall, at its own cost and expense, maintain, provide and keep in force by advance payment of premiums, general public liability insurance coverage for the benefit and protection of Tenant, Landlord and Mortgagee (who shall be listed thereon as an additional insured), as their interest may appear, in an amount not less than $2,000,000.00 combined single limit for personal injury, and property damage, or in such greater amounts of insurance coverage as Landlord may from time to time reasonably require, insuring against any liability of Tenant, its agents, servants, employees and representatives arising out of or in connection with the use or occupancy of the Leased Premises by Tenant, its agents, servants, employees, representatives, contractors, licensees, invitees or guests. Such insurance policy shall be written on the "caused by any occurrence" rather than on the "caused by accident" basis for bodily injury and property damage liability coverage. Such insurance policy shall be written with a blanket contractual liability endorsement providing automatic coverage for bodily injury or property damage assumed under any type of written contract, including this Lease, in addition to the types of contracts defined in the policy form. Such insurance policy shall be written using a "personal injury" endorsement providing coverage for claims arising out of false arrest, false imprisonment, defamation of character, libel and slander, wrongful eviction and invasion of privacy, and such endorsement shall not contain an exclusion of coverage for claims for "personal injury" brought by employees of an insured. Such insurance policy shall be with a company or companies reasonably acceptable to Landlord and authorized to do business in the State of Arkansas, and shall be maintained by Tenant in full force and effect during the entire term of this Lease. Tenant shall provide Landlord with a copy of the policy and with annual Evidence of Insurance (ACORD27) indicating such policy is in full force and effect and providing for thirty days written notice to Landlord prior to cancellation or material change in the policy. Should Tenant fail to carry such insurance or to provide Landlord with the required Evidence of Insurance (ACORD27) after notification from Landlord to do so, Landlord, as Tenant's agent, shall have the right to obtain such insurance or Evidence of Insurance (ACORD27) and Tenant shall pay the cost thereof to Landlord upon demand. Landlord shall not be limited in the proof of any damages that Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance policies as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant that would have been payable upon such insurance, but shall also be entitled to recover as damages for such breach the uninsured amount of any liability, loss, damages, expenses, costs of action, suits, interest, fines, penalties, claims and judgments suffered or incurred by Landlord by reason of injury, claim of injury, or occurrence as aforesaid.

16. SURRENDER OF LEASED PREMISES

         16.1 CONDITION OF LEASED PREMISES. At the expiration of the term of this Lease, or at any earlier termination of this Lease pursuant to any provisions hereof, Tenant shall surrender the Leased Premises broom clean, free of all debris, and in as good condition as it was at the beginning of this Lease or as improved during Tenant's occupancy, reasonable use, ordinary wear and tear and the effects of time excepted, failing which Landlord may restore the Leased Premises, equipment and fixtures to such condition and Tenant shall pay the cost thereof upon demand.

         16.2 ABANDONMENT OF PROPERTY. All of Tenant's furniture, personal property, inventory and trade fixtures not removed from the Leased Premises on termination of this Lease shall thereupon be conclusively presumed to have been abandoned by Tenant and forthwith become Landlord's property; provided, however, that Landlord may require Tenant to remove such furniture, personal property, inventory, trade fixtures or other movable property not attached to the Leased Premises or, as Tenant's agent, may have such items removed at Tenant's expense.

17. HOLDING OVER

         17.1 HOLDING OVER. Tenant acknowledges that possession of the Leased Premises must be surrendered to Landlord at the expiration or earlier termination of the term of this Lease. Nothing contained herein shall be deemed to permit Tenant to retain possession of the Leased Premises after the expiration or termination of the term of this Lease. If Tenant holds over in possession after the expiration or termination of the term of this Lease, such holding over shall not operate, except by express mutual written agreement between the parties, to extend or renew this Lease but, in the absence of such agreement, the tenancy thereafter shall continue as a tenancy at will, upon the terms and conditions of this Lease, except that the monthly installment of Base Rent shall be increased to an amount equal to two times the monthly installment due and payable in the month immediately preceding the expiration or termination of the term of this Lease, and either party may thereafter terminate such possession at any time by giving the other party written notice of termination.

18. DEFAULT AND REMEDIES

         18.1 EVENTS OF DEFAULT. The following events shall constitute events of default: (1) If any installment of Rent or any other sums required to be paid by Tenant hereunder, or any part thereof, shall at any time be in arrears and unpaid for 15 days after it is due; or (2) if there is any default on the part of Tenant in the observance or performance of any of the other covenants, agreements, or conditions of this Lease on the part of Tenant to be kept and performed, and said default shall continue for a period of thirty days after written notice thereof from Landlord to Tenant (unless such default cannot reasonably be cured within thirty days and Tenant shall have commenced to cure said default within said thirty days and shall continue diligently to pursue the curing of the same); or (3) if Tenant shall commence any voluntary proceeding under any applicable bankruptcy, insolvency or other similar law nor or hereafter in effect, any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or make an assignment for the benefit of creditors, or the entry of a decree or order for relief by a court having jurisdiction in an involuntary case, or if any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Leased Premises shall be appointed in any action, suit or against Tenant and such proceeding or action shall not have been dismissed within thirty days after such appointment, or in the event of any like occurrence which, in the sole judgment of the Landlord, evidences the serious financial insecurity of the Tenant; or (4) if the leasehold estate hereby created shall be taken on execution or by other process of law, except eminent domain; or (5) if Tenant shall vacate, abandon or fail to use the

Leased Premises for a period in excess of sixty days (except as caused by a casualty) for the use for which it was leased as stated in Article 3.

         18.2 REMEDIES OF LANDLORD. Upon the occurrence or during the continuation of an event of default, regardless of any waiver or consent to any earlier event of default, Landlord, at its option, may exercise any and all remedies available to Landlord under law or equity, all of such rights and remedies to be cumulative and not exclusive, including without limitation the following:

                  (1) Landlord may immediately terminate this Lease upon written notice to Tenant and this Lease shall forthwith terminate, and Tenant shall quit and surrender the Leased Premises on or before the date set forth in such notice, which date shall be at least ten days after the effective date of such notice, and Tenant shall remain liable as set forth below.

                  (2) Landlord may enter upon the Leased Premises immediately or at any subsequent time without notice or demand (which notice or demand is hereby expressly waived by Tenant) and thereby terminate the estate hereby created and expel Tenant and those claiming under it and remove their effects without being guilty of any manner of trespass and Tenant shall remain liable as set forth below, and Tenant further agrees that if Landlord shall cause Tenant's goods or effects to be removed from the Leased Premises pursuant to the terms hereof or of any court order, Landlord's act of so removing such goods or effects shall be deemed to be the act of and for the account of Tenant.

                  (3) In the event of termination under Sections 18.2(a) or 18.2(b) above, Landlord, at its option, may (i) accelerate and declare the entire remaining unpaid Rent and any and all other moneys payable under this Lease for the balance of the term hereof to be immediately due and payable, or
(ii) Landlord shall be entitled, at its option, to obtain from Tenant, and Tenant shall pay to Landlord as current liquidated damages (y) the Rent and other amounts payable hereunder up to the time of termination and (z) thereafter until the expiration of the then current term hereof, whether or not the Leased Premises shall be relet and as and when due in accordance with the provisions hereof, the Rent and other sums payable hereunder as if this Lease had remained in effect less the net proceeds to Landlord of any reletting of the Leased Premises, after deducting all expenses in connection with such reletting, including without limitation, all costs, fees and expenses of repossession, brokers, advertising, attorneys, courts, repairing, cleaning, repainting, and remodeling the Leased Premises for reletting.

                  (4) Without waiving its rights to terminate at any time under Sections 18.2(a) and 18.2(b) above, Landlord may enter upon the Leased Premises immediately or at any subsequent time without notice or demand (which notice or demand is expressly waived by Tenant) and expel Tenant and those claiming under it and remove their effects without being guilty of any manner of trespass, and Landlord may continue this Lease in effect for the remainder of the then current term and Tenant shall remain liable and obligated under all of the covenants and conditions of this Lease during said period and shall pay as and when due the Rent and other amounts payable hereunder as if Tenant had not defaulted hereunder. In such event

Landlord may relet the Leased Premises for the account of Tenant crediting the rent received on such reletting to amounts owing by Tenant hereunder. Tenant hereby constitutes Landlord its attorney-in-fact to take any and all actions necessary or incidental to such reletting. Such continuance of this Lease shall not constitute any waiver or consent by Landlord of or to said default or any subsequent default.

         18.3 INDEMNIFICATION OF LANDLORD. In addition to the foregoing remedies and regardless of which remedies Landlord pursues, Tenant covenants that it will indemnify Landlord from and against any loss and damage directly or indirectly sustained by reason of any termination or entry upon the Leased Premises resulting from any event of default as provided above or the enforcement or declaration of any of the rights or remedies of Landlord or obligations of Tenant, whether arising under this Lease or granted, permitted or imposed by law or otherwise. Landlord's damages hereunder shall include, but shall not be limited to, any loss of Rent prior to or after reletting the Leased Premises, broker's commissions, advertising costs, reasonable costs of repairing, cleaning, repainting and remodeling the Leased Premises for reletting, moving and storage charges incurred by Landlord in moving Tenant's property and effects and legal costs and reasonable attorney's fees incurred by Landlord in any proceedings resulting from the Tenant's default, collecting any damages hereunder, obtaining possession of the Leased Premises by summary process or otherwise or reletting the Leased Premises, or the enforcement or declaration of any of the rights or remedies of Landlord or obligations of Tenant, whether arising under this Lease or granted, permitted or imposed by law or otherwise.

         18.4 LIMITATION OF RECOVERY. In the event that any court or governmental authority shall limit any amount which Landlord may be entitled to recover under this Lease, Landlord shall be entitled to recover the maximum amount permitted under law. Nothing in this Article or this Lease shall be deemed to limit Landlord's recovery from Tenant of the maximum amount permitted under law or of any other sums or damages which Landlord may be entitled to so recover in addition to the damages set forth herein.

         18.5 EXCLUSIVITY OF REMEDIES.

                  (1) No remedy conferred upon or reserved to Landlord in this Lease or in law or equity shall be considered exclusive of any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and as often as the occasion may rise or as may be deemed expedient.

                  (2) No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein.

                  (3) No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.

                  (4) The rights herein given to accept, receive, collect, sue for or disdain for any Rent, monies or payments, or to enforce the terms, provisions and conditions of this Lease, or to prevent the breach of non-observance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall not in any way affect or impair, toll or waive the right or power of Landlord to declare the term hereby granted ended and to terminate this Lease as herein provided because of any default in or breach of any of the covenants, provisions or conditions of this Lease.

19. LAWS, ORDERS

         19.1 LANDLORD'S COMPLIANCE. Landlord represents and warrants to Tenant that, to the best of its knowledge, the Leased Premises complies with all laws, orders and regulations of federal, state, county and municipal authorities as of the date hereof and that Landlord has received no notice from any such authority with respect to the Leased Premises' violation or noncompliance. Landlord represents and warrants to Tenant that the Leased Premises are zoned to permit the permitted use of the Leased Premises hereunder without the need for any variance or special exception.

         19.2 TENANT'S COMPLIANCE. Tenant shall comply at its cost and expense with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction or recommendation of any public officer and officers, pursuant to law, or any legal request of any insurance company carrying any insurance on the Leased Premises, and any insurance inspection or rating bureau, which shall impose any duty upon Tenant with respect to the Leased Premises, or the use or occupation thereof, and shall bear all costs of any kind or nature whatsoever occasioned by or necessary for compliance with the same. If, during the term of this Lease, any law, regulation or rule requires that an alteration, repair, addition or other change of a permanent nature, whether structural or otherwise, be made to the Leased Premises, such work is to be done at Landlord's expense.

         19.2 TENANT'S ENVIRONMENTAL COMPLIANCE.

         19.2.1 DEFINITION. "Toxic or Hazardous Material" shall be interpreted broadly to include, but shall not be limited to, any material or substance that, under federal, state, or local laws, as now exist and may be amended, is defined or classified as: (a) a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601(14), Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, or Ohio R.C. Chapter 6111; (b) a "hazardous waste" pursuant to Section 1004 or Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6903 or 6921, or Ohio R.C. Chapter 3734; (c) a "toxic pollutant" under Section 307(a)(1) of the Federal Water Pollution Control Act, 33 U.S.C. Section 1317(a)(1), or Ohio R.C. Chapter 6111; (d) a "hazardous air pollutant" under Section 112 of the Clean Air Act, 42 U.S.C. Section 7412, or Ohio R.C. Chapter 3704; (e) a "hazardous material" under the Hazardous Material Transportation Uniform Safety Act of

1990, 49 U.S.C. App. Section 1802(4); (f) "toxic" or "hazardous" pursuant to regulations promulgated now or hereafter under the aforementioned laws; (g) "crude oil, petroleum, and petroleum-based fractions, distillates, and derivatives and byproducts" and "regulated substances" under Ohio R.C. Section 3737.87 et. seq.; (h) any "infectious waste" or "medical waste" as defined by any applicable federal or state laws or regulations; or (i) "presenting a risk to human health or the environment" under other applicable federal, state, or local laws, ordinances, or regulations, as now or as may be amended or promulgated. "Toxic or Hazardous Substances" shall also mean any substances that after release into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or directly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer, or genetic abnormalities. "Toxic or Hazardous Substances" specifically includes, but is not limited to, asbestos, polychlorinated biphenyls ("PCBs"), and urea formaldehyde.

         19.2.2 TENANT'S COVENANTS.

                  (a) Tenant covenants and agrees that during the term of this Lease, neither Tenant nor any of the Tenant's agents, employees, contractors, invitees, assignees or subTenants (the "Tenant Related Parties") shall cause any Toxic or Hazardous Material to be brought upon, let, or used in, on, or about the Leased Premises, or transported to or from the Leased Premises, except in full compliance with all Hazardous Material Laws. At Landlord's request, Tenant shall also document and evidence to Landlord's satisfaction that the Toxic or Hazardous Material: (1) is necessary or useful to Tenant's use of the Leased Premises; (2) would be used, kept, stored, and disposed of in a manner that fully complies with all laws, rules, statutes, ordinances, orders, requirements, or policies of every governmental agency or authority or any fire insurance underwriters applicable to any such Toxic or Hazardous Material (collectively "Hazardous Material Laws"); and (3) would not substantially increase the risk of fire or other casualty to the Leased Premises.

                  (b) Tenant covenants and agrees that to the extent Tenant or the Tenant Related Parties shall cause any Toxic or Hazardous Material to be kept, used, sold, transported to or from, or be present in, on, or about the Leased Premises, Tenant shall ensure that such Toxic or Hazardous Material are maintained in full compliance with all Hazardous Material Laws and will not substantially increase the risk of fire or other casualty to the Leased Premises.

                  (c) Without limiting the foregoing, if the presence of any Toxic or Hazardous Material in, on, or about the Leased Premises caused by Tenant or any of the Tenant Related Parties results in any kind of discharge or release of Toxic or Hazardous Material from, in, under or on the Leased Premises or any portion of Leased Premises, Tenant shall promptly take all actions, at its sole expense, as necessary or appropriate to restore the Leased Premises to the condition existing before that discharge or release; provided, however, Tenant shall first obtain Landlord's prior written approval, including, without limitation, approval of any contractors Tenant proposes to hire to perform the remedial work.

         19.2.3 ENVIRONMENTAL INDEMNITY.

                  (a) Tenant agrees to indemnify, defend (with counsel satisfactory to Landlord), save and hold harmless Landlord and Mortgagee and their assigns, executors, administrators, partners, officers, employees, contractors, and agents from any claims, judgment, damages, penalties, fines, expenses, losses, or liabilities ("liabilities") that arise out of or in any way relate to the presence, suspected presence, release, flow, migration, percolation, diffusion, transportation, discharge, dumping, spilling, or disposal of Toxic or Hazardous Substances, whether sudden, accidental, intentional, or otherwise, and whether in, on, under, to or from soil, ground water, or soil vapor of the Leased Premises and arising from the acts or omissions of Tenant or any Tenant Related Party or which relate to a breach of the environmental covenants made by Tenant above. Tenant shall not be responsible for any Hazardous or Toxic Material which (a) is present as the result of the act or omission of Landlord or any agent, employee, contractor or assignee of Landlord, (b) was present in, on, at or under the Leased Premises prior to Tenant's occupancy thereof, or (c) migrates to the Leased Premises from any adjacent property through no act or omission of any Tenant Related Party. This indemnity shall apply to liabilities which arise from activities or events occurring during Tenant's use or occupancy of the Leased Premises and during any holdover and also shall apply to any liabilities which arise after the expiration or sooner termination of the Lease term or any holdover, if the activities or events giving rise to such liability occurred during the term of Tenant's use or occupancy of the Leased Premises, or during any holdover.

                  (b) This indemnity is intended to be interpreted broadly to include all liabilities which might arise from or be related to Toxic or Hazardous Material on the Leased Premises and arising from the acts or omissions of Tenant or any Tenant Related Party and shall include, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration actions required by any federal, state, or local governmental agency, political subdivision, or any other third party because of the presence or suspected presence of Toxic or Hazardous Material in the soil, groundwater, surface water, soil vapor or otherwise in, on, or under the Leased Premises, or at any other location to which remediation or cleanup residues from the Leased Premises are or have been transported and/or disposed of, unless the Toxic or Hazardous Material are present at the Leased Premises or other location solely as a result of the actions of Landlord. Those costs may include, but are not limited to, diminution in the value of the Leased Premises, damages for the loss or restriction of use of any portion of the Leased Premises, cost recovery actions against Landlord as a potentially responsible party, sums paid in settlements of claims, and the fees of attorneys, environmental consultants, and other experts.

                  (c) The foregoing environmental indemnity shall survive in favor of the Landlord and Mortgagee and their successors and assigns, and all of them, after the expiration or sooner termination of this Lease or any holdover and/or the transfer of all or any portion of the Leased Premises, or of any interest in this Lease. This indemnity shall be governed by the laws of the state in which the Leased Premises are located.

         19.2.4 FINANCIAL ASSURANCES. Tenant shall comply with all federal, state, and local laws and regulations regarding the financial responsibility, if any, of owners and operators conducting the business permitted under the Lease, as now exist and as may be amended (the "Financial Responsibility Requirements"). Tenant acknowledges that if the owner and operator are separate persons, and only one person is required to demonstrate financial responsibility, Tenant agrees that Tenant and not Landlord, shall be responsible for complying with all the terms of the Financial Responsibility Requirements. Tenant shall provide written evidence to Landlord on an annual basis evidencing its compliance with applicable Financial Responsibility Requirements.

         19.2.5 NOTIFICATION REQUIREMENTS. Tenant shall notify Landlord immediately by telephone, and confirm such notice in writing within three (3) days, after Tenant becomes aware of any spill or release of any Toxic or Hazardous Material in, on, under, to or from the Leased Premises, and shall notify Landlord in writing within ten (10) days after Tenant becomes aware of:
(i) any failure to comply with any federal, state, or local law, (ii) any failure to comply with any regulation or ordinances, (iii) any inspection of the Leased Premises by any regulatory entity, (iv) any notice, order, fine, or other communication of any kind from any governmental entity or third party that relates to Toxic or Hazardous Material in, on, under, or transported to or from the Leased Premises or the migration or suspected migration of any Toxic or Hazardous Materials from other property into, onto, or under the Leased Premises or into, onto, or under other property from the Leased Premises, (v) any response or interim cleanup action proposed, taken, or ordered. by any government entity or private party to be conducted on the Leased Premises.

         19.2.6 INSPECTION RIGHTS. Landlord, Mortgagee, and their agents shall have the right, but not the duty, to inspect and conduct sampling and testing at the Leased Premises at reasonable times to determine whether Tenant is complying with federal, state, and local, laws, regulations, and ordinances pertaining to air and water quality, the handling, transportation, storage, treatment, usage, or disposal of Toxic or Hazardous Material, including underground storage tank systems, air emissions, other environmental matters, and all zoning and other land use matters. Tenant shall deliver promptly upon request such documentation, records test results, or other information in Tenant's possession that may be relevant to any such inspection.

         19.2.7 CORRECTIVE ACTION.

                  (a) If any investigation, site monitoring, containment, cleanup, removal, restoration, or other remedial work (the "Remedial Work") of any kind is necessary under any applicable local, state, or federal laws or regulations, or is required by any governmental entity or other third person because of or in connection with the presence or suspected presence of Toxic or Hazardous Material in, on, or under the Leased Premises and caused by Tenant or any Tenant Related Party, Tenant shall assume responsibility and conduct all such Remedial work and pay all costs and expenses of such Remedial Work unless the Toxic or Hazardous Material are present as a result of the actions of Landlord OR were present in, on or under the Leased Premises prior to the Commencement Date OR migrated to the Leased Premises through no act or omission of Tenant or a Tenant Related Party.

                  (b) If such Remedial Work which is the responsibility of Tenant is necessary or required after the expiration or sooner termination of this Lease or any holdover, Landlord may elect, in Landlord's sole discretion, to grant to Tenant, its contractors, sub-contractors, employees or agents a revocable license to enter upon the Leased Premises for the purpose necessary to conduct the Remedial Work. Such revocable license shall continue in force at Landlord's sole discretion or until the Remedial Work is completed, and is to be construed only as a temporary license to enter and conduct investigations and remedial actions and not as a grant of easement or other interest in the property. If Landlord elects to perform the Remedial Work, or if Tenant does not conduct the Remedial Work to Landlord's satisfaction and Landlord conducts such Remedial Work on Tenant's behalf, then Tenant agrees to pay the cost of such Remedial Work promptly upon demand. In addition, Rent shall accrue and be paid by Tenant at the holdover rate until the state, federal, or local environmental protection agency, the fire marshal, and all other applicable governmental authorities determine that such Remedial Work has been completed satisfactorily.

         19.2.8 LANDLORD'S ENVIRONMENTAL OBLIGATIONS. Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, there are no Toxic or Hazardous Materials in, under or on the Leased Premises in violation of applicable laws as of the date hereof and that the Leased Premises comply with all applicable local, state or federal laws or regulations relating to Toxic or Hazardous Materials. Landlord represents and warrants to Tenant that Landlord has provided Tenant with copies of all environmental reports and assessments in its possession with respect to the Leased Premises and that Landlord has not received any notice from any federal, state or local authority that the Leased Premises do not comply with any applicable local, state or federal law or regulations relating to Toxic or Hazardous Materials. Landlord represents and warrants that the Leased Premises excludes the former burn pit and the related area of contamination that is described in the Environmental Due Diligence Assessment Phase 2 prepared for Landlord by Environmental Perfection Systems, Inc. and dated May 1993 (the "Burn Pit Area") and that as between Landlord and Tenant any liabilities or obligations with respect to the Burn Pit Area shall be allocated solely to Landlord, except to the extent that such liabilities and/or obligations arise from the acts or omissions of Tenant. If Toxic or Hazardous Materials (a) are found to be in, on or under the Leased Premises during the term that were present prior to the Commencement Date, (b) are introduced to the Leased Premises during the term by the act or omission of Landlord or any Landlord Related Party, OR (c) migrate to the Leased Premises during the term from any adjacent property Tenant shall have the right to terminate this Lease upon 60 days written notice to Landlord.

20. QUIET POSSESSION TITLE

         20.1 LANDLORD'S COVENANT. Landlord agrees with Tenant that Tenant, paying the rents and observing and keeping the covenants and obligations of this Lease on Tenant's part to be kept, shall lawfully, peaceably, and quietly hold, occupy and enjoy the Leased Premises during said term without any let, hindrance, ejectment, or molestation by Landlord or by any person or persons lawfully claiming under it.

         20.2 LANDLORD'S TITLE. Landlord represents and warrants to Tenant that Landlord has fee simple title to the Leased Premises and that such title is not subject to any easement or deed condition, restriction or stipulation that to best of Landlord's knowledge would adversely interfere with Tenant's use and occupancy of the Leased Premises for the permitted use. Landlord represents and warrants to Tenant that to the best of Landlord's knowledge it has provided Tenant with copies of any surveys or title reports, commitments or policies in its possession with respect to the Leased Premises.

21. RIGHT OF FIRST REFUSAL

         21.1 BONA FIDE OFFER.

                  (1) If prior to the expiration of the initial term or any renewal term of this Lease or any earlier termination of the Lease as provided herein, and provided Tenant is not in default hereunder, Landlord should receive an offer acceptable to Landlord (an "Offer") from a bona fide third party (an "Offeror"), to purchase all of, but not a part of, the Leased Premises, together with the improvements located thereon, described in Exhibit A attached hereto and made a part hereof, Landlord shall first offer to sell the Leased Premises to Tenant at the price and on terms and conditions identical to those contained in the Offer.

                  (2) Upon Landlord's receipt of an Offer, Landlord shall give Tenant written notice of such Offer, which notice, in order to be effective, shall include the name and address of the Offeror. The notice shall also include a true and correct copy of the Offer under which Landlord would sell the Leased Premises to the Offeror, which Offer must be acceptable to Landlord, subject only to compliance with the right of first refusal created herein.

                  (3) Tenant, for a period of thirty (30) days after its receipt of said written notice from the Landlord, shall have the right of first refusal to purchase the Leased Premises at a price and on terms and conditions identical to those contained in the Offer. If Tenant does not exercise its right to purchase within the time period stated herein (the "Non-exereise"), Landlord shall then be free to sell the Leased Premises free of Tenant's right of first refusal for a period of no greater than 1 year after the date of the Non-exercise but only to a purchaser (who may be an entity other than the Offeror) and only at the same or greater price set forth in the Offer. However, nothing contained herein shall prevent Landlord, after Tenant has failed to exercise its right of first refusal, from agreeing to modifications or additions to the Offer or any other offer satisfying the requirements of the immediately preceeding sentence that related to non-financial terms and non-financial conditions, including by way of example and not limitation, modification or waiver of contingencies, modification of title evidence or other required documentation, or modification of the closing date. The closing of any such purchase by Tenant shall occur on or before the date set forth in the Offer.

                  (4) The right of first refusal granted to Tenant herein may not be transferred or assigned by Tenant separate from an assignment of this Lease pursuant to Article 11.

22. MISCELLANEOUS

         22.1 ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties and supersedes any and all other agreements between them relating to the Leased Premises.

         22.2 ESTOPPEL CERTIFICATES. The parties hereto shall, at any time and from time to time upon not less than ten days prior written request from the other party, execute, acknowledge and deliver to such other party, in form reasonably satisfactory to such other party or such other party's mortgagee, a written statement certifying (if true) that, (a) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) that such other party is not in default hereunder, (c) the date to which the Rent and other charges have been paid, (d) that there are no agreements to extend or renew the Lease or to permit any holding over other than as provided in this Lease; (e) as to whether, to the knowledge of Landlord or Tenant any event has occurred that with the giving of notice or passage of time would constitute an event of default hereunder and if such an event has occurred, specifying each such event, (f) as to whether Tenant is entitled to any abatement or refund of, or credit or offset against Rent, (g) that Tenant is the only occupant of the Leased Premises, or if there are other occupants, subleases or assignees, the identity of such persons, and, (h) such other information as may reasonably be required by such other party. It is intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the Leased Premises and their respective successors and assigns.

         22.3 LANDLORD'S RIGHT TO CURE. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant's failure to obtain insurance, pay taxes, satisfy or discharge liens, or make repairs), and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default shall be so much additional Rent due on the next rent date after such payment. Such costs and expenses shall bear interest at the prime rate in effect from time to time plus one percent (1%) as published by The Wall Street Journal (Midwest Edition).

         22.4 AMENDMENTS MUST BE IN WRITING. None of the covenants, terms or conditions of this Lease to be kept and performed by either party shall in any manner be altered, waived, modified, amended, extended or abandoned except by a written instrument duly signed and delivered by the other party.

         22.5 NOTICES. Any notice, demand or request required or permitted to be given under the provisions of this Lease shall be in writing, including by facsimile, and shall be deemed to have been duly delivered and received on the date of personal delivery, on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery or when dispatched by facsimile transmission (with the facsimile transmission confirmation being deemed conclusive evidence of such dispatch) and shall be addressed to the following addresses, or to such other address as any party may request, in the case of Landlord, by notifying Tenant, and in the case of Tenant, by notifying Landlord:

                  To Landlord:       Baldwin Piano & Organ Company
                                     4680 Parkway Drive
                                     Mason, Ohio 45040-5301
                                     Attn: CFO
                                     Fax: (513) 754-4679

                  Copy to:           Graydon Head & Ritchey, LLP
                                     511 Walnut Street
                                     1900 Fifth Third Center
                                     Cincinnati, Ohio 45202
                                     Attn: Jeffrey L. Rohr, Esq.
                                     Fax: (513) 651-3836

                  To Tenant:         Ayrshire Electronics LLC
                                     200 Cabel Street
                                     Louisville, Kentucky 40206
                                     Attention: W. Brian Porter

                  Copies to:         Stites & Harbison
                                     400 West Market Street, 18th Floor
                                     Louisville, Kentucky  40202-3363
                                     Attention:  W. Thomas Hablbeib, Jr., Esq.
                                     Fax: (502) 587-6391

         22.6 MEMORANDUM OF LEASE. This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Memorandum of Lease for recording, containing the names of the parties, their addresses, the legal description, the commencement date, the termination date and the term of the Lease.

         22.7 LAW APPLICABLE. This Lease shall be construed and enforced in accordance with the laws of the State where the Leased Premises are located.

         22.8 COVENANTS BINDING ON SUCCESSORS. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any third person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenants, agreement, condition or undertaking in this Lease contained.

         22.9 LANDLORD MEANS OWNER. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Leased Premises, and in the event of any transfer or transfer of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liabilities with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

         22.10 EXPENSES. If either party defaults in its obligation under this Lease, said defaulting party agrees to pay on demand the non-defaulting party's expenses, including reasonable attorneys' fees, expenses and administrative hearing and costs incurred either directly or indirectly in enforcing any obligation of the defaulting party under this Lease. Tenant shall look solely to Landlord's estate and interest to the Leased Premises for the satisfaction of any right of Tenant for the collection of any payment of money by Landlord.

         22.11 SUBORDINATION OF SUPERIORITY. If the mortgagee or trustee in any mortgage or trust deed hereafter made shall elect to make this Lease subject and subordinate to its mortgage or trust deed, then all or a portion of the rights and interest of Tenant under this Lease shall be subject and subordinate to such mortgage or trust deed and to any and all advances to be made thereunder, and to the interest thereof, and all renewals, replacements and extensions thereof provided such mortgagee or trustee enters into a Subordination, Attornment and Non-Disturbance Agreement reasonably acceptable to Tenant's counsel. Any mortgagee or trustee in any mortgage or trust deed may elect that, instead of making this Lease or permitting this Lease to be subject and subordinate to its mortgage or trust deed, the rights and interest of Tenant under this Lease shall have priority over the lien of its mortgage or trust deed. Tenant agrees that it will, within ten days after demand in writing, execute and deliver whatever instruments may be required, either to make this Lease subject and subordinate to such mortgage or trust deed, or to give this Lease priority over the lien of the mortgage or trust deed, whichever alternative may be elected by the mortgagee or trustee.

         22.12 TIME OF ESSENCE. Time is expressly declared to be of the essence in this Lease unless the parties otherwise agree in writing.

         22.13 LEASE BINDING ONLY ON EXECUTION. The submission of this document for examination does not constitute an option or offer to lease the Leased Premises. This document shall have no binding effect on the parties unless executed by Landlord and Tenant and a fully executed copy is delivered to Tenant.

         22.14 DELAYS AND INABILITY TO PERFORM. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder, by reason of strikes, lockouts, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this section shall not operate to excuse Tenant from prompt payment of Rent or any other payments required by the terms of this Lease and shall not extend the Term. Delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party.

         22.15 RELATIONSHIP OF PARTIES. Nothing herein contained shall be deemed or construed as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the provision contained herein, nor any acts of the parties, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant, nor cause Landlord to be responsible in any way for the acts, debts or obligations of Tenant.

         22.16 BROKER. Tenant warrants that is has dealt with no broker, commission agent, finder or other person or entity with respect to this Lease and Landlord warrants that it has dealt with no broker, commission agent, finder or other person or entity with respect to this Lease. Each party shall indemnify and hold harmless the other party from any and all claims, actions, damages, costs and expenses and liability whatsoever, including reasonable attorney's fees, that may arise from any claims for commission or finder's fees in connection with this Lease or the Premises.

         22.17 INTERPRETATION.

                  (a) The article headings, section headings, and captions appearing in this Lease are inserted only as a matter of convenience and in no way amplify. define, limit, construe, or describe the scope or intent of such articles or sections nor in any way affect the interpretation of this Lease. Except where otherwise expressly provided, each reference in this Lease to a Section or Article shall mean the referenced Section or Article in this Lease. References to Exhibits shall mean the Exhibits attached hereto, each of which is incorporated herein full. The words "herein" and "hereunder" or similar references shall, unless the context otherwise requires, be deemed in reference to the entire Lease and not merely the Section or Article in which such reference appears.

                  (b) The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

                  (c) The parties hereto agree that all the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision hereof

                  (d) This Lease is the product of negotiation and preparation by, between and among Landlord and Tenant and their respective attorneys. Accordingly, the parties hereto acknowledge and agree that this Agreement shall not be deemed prepared or drafted by one party or another, and shall be construed accordingly.

         22.18 SEVERABILITY. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid. If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each other term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         22.19 CORPORATE TENANT. The person executing this Lease on behalf of the Tenant hereby covenants and warrants that: the Tenant is a duly constituted corporation qualified to do business in the state in which the Leased Premises is located; all Tenant's corporate franchise taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such person is duly authorized by the governing body of such corporation to execute and deliver this Lease on behalf of the corporation.

         22.20 REPRESENTATIONS AND WARRANTIES.

                  (a) Landlord and Tenant each represent and warrant to the other that it is legally qualified, empowered and able to enter into this Lease, and that the execution, delivery and performance hereof shall not constitute a breach or violation of any agreement, contract or other obligation or any kind to which the party is subject or by which it is bound.

                  (b) Landlord and Tenant each represent and warrant to the other that it has taken all necessary corporate or other necessary action to make this Lease legally binding on such party, and that the individual signing this Lease on behalf of such party has been fully authorized and empowered to execute this Lease on behalf of such party.

                  (c) Landlord and Tenant each represent and warrant to the other that no consent of any other party, and no consent, license, approval or authorization of, or exemption by, or filing, restriction or declaration with, any governmental authority, bureau, agency or regulatory authority is required in connection with the execution, delivery, validity or enforceability of this Lease.

                  (d) Landlord and Tenant each represent and warrant to the other that neither the execution or delivery of this Lease nor the consummation of the transactions contemplated herein will constitute or result in the breach of any term, condition or provision of, or constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Tenant or Landlord, pursuant to its articles of incorporation, its by-laws, any agreement or other instrument to which Tenant or Landlord is a party or by which any part of its property is bound, or violate any law, regulation, judgment or order binding upon Tenant or Landlord. No proceeding is pending against Tenant or Landlord, or, to the knowledge of Tenant or Landlord, threatened before any court or governmental agency to restrain or prohibit, or to obtain damages, or other relief in respecting with this Lease or the consummation of the transactions contemplated hereby.

         23. ANNUAL FINANCIAL STATEMENT. Within one hundred twenty (120) days after the end of the fiscal year during which a change in the ownership of a majority of the membership interests of Tenant occurred, a copy of Tenant's financial statements for such year including its balance sheet, income statement and cash flow statement for such year, which statements shall be audited by a firm of independent certified public accountants acceptable to Landlord (which acceptance shall not be unreasonably withheld), and accompanied by a standard audit opinion of such accountants without significant qualification.

         IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the day and year first above written.

Witness:                                             LANDLORD:

                                                     BALDWIN PIANO & ORGAN COMPANY

(1)/s/ THOMAS HABLBEIB, JR.                          By:/s/ DUANE D. KIMBLE, JR.
   ---------------------------------                    -------------------------------------
Printed

Name: THOMAS HABLBEIB, JR.                           Its: EVP, CFO
     -------------------------------                    -------------------------------------


(2)/s/ JEFF ROHR
   ---------------------------------
Printed
Name: JEFF ROHR
     -------------------------------

Witness:                                             TENANT:

                                                     AYRSHIRE ELECTRONICS LLC
                                                     By: CDR Manufacturing, Inc., sole member

(1)/s/ THOMAS HABLBEIB, JR.                            By: /s/ MILO D. BRYANT
   ---------------------------------                      -----------------------------------
Printed

Name: THOMAS HABLBEIB, JR.                             Its: CHAIRMAN & CEO
   ---------------------------------                      -----------------------------------

(2)/s/ JEFF ROHR
   ---------------------------------
Printed
Name: JEFF ROHR
   ---------------------------------

COMMONWEALTH OF KENTUCKY   )
                           ) ss:
COUNTY OF JEFFERSON        )

         The foregoing instrument was acknowledged before me this 26 day of January, 2001 by Duane Kimble, EVP, CFO, of Baldwin Piano & Organ Company, a Delaware corporation, on behalf of the corporation.

                                                /s/ THOMAS HABLBEIB, JR.
                                                ------------------------
                                                Notary Public

COMMONWEALTH OF KENTUCKY   )
                           ) ss:
COUNTY OF JEFFERSON        )

         The foregoing instrument was acknowledged before me this 26 day of January, 2001 by Milo Bryant, Chairman, of CDR Manufacturing, Inc., sole member of Ayrshire Electronics LLC, a Kentucky limited liability company, on behalf of the company.

                                                /s/ THOMAS HABLBEIB, JR.
                                                -------------------------
                                                Notary Public

This instrument was prepared by:
Jeffrey L. Rohr, Esq.
Graydon Head & Ritchey LLP
1900 Fifth Third Center
P. O. Box 6464
Cincinnati, Ohio 45201




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